EXHIBIT 5.1


                 Favorable determination letter dated April 16,
                1998, confirming that the Plan is qualified under
          Section 401 of the Internal Revenue Code of 1986, as amended

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INTERNAL REVENUE SERVICE                     DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 2508
CINCINNATI, OH 45201                         Employer Identification Number:
                                                  22-2458313
Date:   April 16, 1998                       DLN:
                                                  17007258248007
SUN NATIONAL BANK                            Person to Contact:
C/O DAVID I. WADDINGTON                           CINDY PERRY
THBC                                         Contact Telephone Number:
2520 HWY 35 STE 203                               (513) 241-5199
MANASQUAN, NJ 08736                          Plan Name:
                                                  401K PLAN

                                             Plan Number: 001
Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued  qualification  of the plan under its present form will depend on
its  effect  in  operation.   (See  section  1.401-1(b)(3)  of  the  Income  Tax
Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. it is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the amendment(s) executed on August 26, 1997.

     This determination letter is also applicable for the amendment(s) dated on March 16, 1998.

     This determination letter is applicable for the plan adopted on January 31, 1996.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of the design-based safe harbor described in the regulations.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group


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                                      -2-

SUN NATIONAL BANK


consists of those employees treated as currently benefitting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This letter considers the amendments required by the Tax Reform of 1986, except as otherwise specified in this letter.

     The information on the enclosed Publication 794 is an integral part of this determination. Please be sure to read and keep it with this letter.

     The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                             Sincerely yours,



                                             /s/ C. Ashley Bullard

                                             District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
  for Employee Benefit Plans